UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
September 24, 2008

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49470	43-1954776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Oceanic Industry Park, Sha Gang Highway, Gang Kou Town Zhongshan City, Guangdong People's Republic of China	528447
(Address of Principal Executive Offices)	(Zip Code)

+86-755-83570142
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On September 24, 2008, Home System Group (the "Company"), announced that Fuying Wang, age 37, has joined the Company as Chief Executive Officer and Jianming Xu, age 34,  has joined the Company as Chief Financial Officer, effective September  24, 2008.  Mr. Weiqiu Li has relinquished his position as CEO and Mr. Kinwai Cheung has relinquished his position as CFO effective September 24, 2008.

Mr. Wang has served as Vice President of Chuang Fu Management Group since April 2007. Mr. Wang served as Executive Director of Baoli Industrial Investment Group from March 2006 to March 2007.  Prior to that, he was an Investment Bank Managing Director - Financial Holding Vice President at Tomorrow Holding Group.  From August 2001 to August 2002, he was Head of Investment Bank at Zhongguancun Securities; from January 1999 to August 2001 he was Overseas listing coordinator with Yaxun Group and from July 1997 to December 1998 he was Senior Manager of Nanfang Securities investment banking headquarters.

Mr. Xu has served as Special Assistant to the CEO of the Company since August 2008. Mr. Xu served as Chief Director of Audit of Stone Investment Group from October 2002 to July 2007.  Prior to that, he was an Audit department manager at an international accounting firm (BDO members) from October 1998 to September 2002.  From September 1996 to September1998, he was Finance Manager at China's Shaoxing City Textile Group.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

HOME SYSTEM GROUP

Date: September 24, 2008	By:	/ s/Weiqiu Li
Weiqiu Li
Chief Executive Officer